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                                                                    EXHIBIT 20


         The information contained in the attached materials is referred to as the "INFORMATION".

         The attached Term Sheet has been prepared by Eaglemark, Inc.
("EAGLEMARK") and relates to Harley-Davidson Eaglemark Motorcycle Trust
1998-2. Neither Salomon Smith Barney nor any of its affiliates makes any representation as to the accuracy or completeness of the Information herein.
The information contained herein is preliminary and will be superseded by the applicable prospectus supplement and by any other information subsequently filed with the Securities and Exchange Commission.

         The Information contained herein will be superseded by the description of the collateral pool contained in the prospectus supplement relating to the securities.

         The information addresses only certain aspects of the applicable security's characteristics and thus does not provide a complete assessment.
As such, the Information may not reflect the impact of all structural characteristics of the security. The assumptions underlying the Information, including structure and collateral, may be modified from time to time to reflect changed circumstances.

         Although a registration statement (including the prospectus) relating to the securities discussed in this communication has been filed with the Securities and Exchange Commission and is effective, the final prospectus supplement relating to the securities discussed in this communication has not been filed with the Securities and Exchange Commission.
This communication shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the securities discussed in this communication in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. Prospective purchasers are referred to the final prospectus and prospectus supplement relating to the securities discussed in this communication for definitive Information on any matter discussed in this communication. Any investment decision should be based only on the data in the prospectus and the prospectus supplement ("OFFERING DOCUMENTS") and the then current version of the Information. Offering Documents contain data that is current as of their publication dates and after publication may no longer be complete or current. A final prospectus and prospectus supplement may be obtained by contacting the Salomon Smith Barney Syndicate Desk at 212-783-3727.

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                 Harley-Davidson Eaglemark Motorcycle Trust 1998-2
                       Eaglemark, Inc., Seller and Servicer
             Eaglemark Customer Funding Corporation-IV, Trust Depositor


                              Subject to Revision


                        Term Sheet dated July 24, 1998
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Trust......................................... Harley-Davidson Eaglemark Motorcycle Trust 1998-2 (the "TRUST").

Trust Depositor............................... Eaglemark Customer Funding Corporation-IV, a wholly owned, limited-purpose subsidiary of Eaglemark,  Inc. (the "TRUST
                                                        DEPOSITOR")
Seller and Servicer or
  Seller/Servicer............................. Eaglemark, Inc. ("EAGLEMARK" or the "SELLER" or, in its capacity as Servicer, the "SERVICER"), a 100% owned subsidiary of
                                                        Eaglemark Financial Services, Inc.

Owner Trustee................................. Wilmington Trust Company, a Delaware banking corporation (in such capacity, the "OWNER TRUSTEE").

Indenture Trustee............................. Harris Trust and Savings Bank, an Illinois banking corporation (in such capacity, the "INDENTURE TRUSTEE").  The Indenture
                                                        Trustee will also act as Paying Agent under the Indenture and the Trust Agreement.

Closing Date.................................. On or about July 31, 1998

Securities Offered............................ The securities offered are as follows:

         A.  General.......................... The Harley-Davidson Eaglemark Motorcycle Trust 1998-2 Harley-
                                                        Davidson Motorcycle Contract Backed Notes (the "NOTES") will represent indebtedness of the Trust secured by the assets of the Trust (other than certain bank accounts associated with the Certificates).  The Harley-Davidson Eaglemark Motorcycle
                                                        Trust 1998-2 Harley-Davidson Motorcycle Contract Backed
                                                        Certificates (the "CERTIFICATES" and, together with the
                                                        Notes, the "SECURITIES") will represent fractional undivided equity interests in the Trust.
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                                                        The Trust will issue two Classes of Notes pursuant to an Indenture to be dated as of July 1, 1998 (the "INDENTURE"), between the Trust and the
                                                        Indenture Trustee, as follows: (i) $87,000,000 aggregate principal amount (the "INITIAL CLASS A-1 NOTE BALANCE") of Class A-1 ____%
                                                        Harley-Davidson Motorcycle Contract Backed Notes (the "CLASS
                                                        A-1 NOTES") and (ii) $35,200,000 aggregate principal amount (the
                                                        "INITIAL CLASS A-2 NOTE BALANCE") of Class A-2 ____% Harley-Davidson
                                                        Motorcycle Contract Backed Notes (the "CLASS A-2 NOTES"). Payments of
                                                        principal, made through the application of available collections on the Contracts in an amount reflecting reductions in the
                                                        principal balances of the Contracts, and from certain other available amounts as described herein, will be made first on the Class A-1
                                                        Notes until the Class A-1 Notes have been repaid in full, and thereafter on the Class A-2 Notes until the Class A-2 Notes have been repaid in full, and in each case prior to any repayment of principal on the Certificates. Payments of interest on the Class
                                                        A-1 Notes and the Class A-2 Notes will be made from available collections on the Contracts, and from certain other available amounts as described herein, without priority of payment between such
                                                        Classes, but in each case prior to payment of interest on the
                                                        Certificates. Accordingly, the principal distinction
                                                        between an investment in the Class A-1 Notes and the Class A-2 Notes is that holders of Class A-1 Notes will receive a return of invested principal sooner than holders of Class A-2 Notes.


                                               The Trust will issue $7,800,000 aggregate principal amount of ___% Certificates pursuant to a Trust Agreement to be dated as of July 1, 1998 (the
                                                        "TRUST AGREEMENT") by and between the Trust Depositor and the Owner
                                                        Trustee (the Owner Trustee, together with the Indenture Trustee, being sometimes collectively referred to herein as the
                                                        "TRUSTEES"). Payments in respect of principal and interest on the
                                                        Certificates will be subordinated to payments on the Notes to the extent described herein.

                                               Each Class of Notes and the Certificates will be issued in minimum denominations of $1,000 and will be available in book-entry form only. Security holders will be able to receive Definitive Securities (as defined herein)
                                                        only in certain limited circumstances.

         B.  Trust Property................... The Trust Property consists of, among other things, the pool of initial contracts (those Contracts described in Tables 1
                                                        through 6 under "THE CONTRACTS" are hereinafter referred to as the "INITIAL CONTRACTS") together with any Subsequent
                                                        Contracts (as hereinafter defined) transferred to the Trust, and all rights, benefits, obligations and proceeds arising therefrom or in connection therewith, including security
                                                        interests in the Harley-Davidson (and, in certain limited
                                                        instances, Buell) motorcycles (see "THE CONTRACTS") securing such Contracts and proceeds, if any, from certain insurance policies with respect to individual Motorcycles.
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         C.  Distribution Dates............... Distributions of interest and principal on the Securities will be made on the fifteenth day of each month (or, if such day is not a Business Day, on the next succeeding Business Day)
                                                        (each, a "DISTRIBUTION DATE"), commencing August 17, 1998.
                                                        Payments on the Securities on each Distribution Date will be paid to the holders of the related Securities who are of
                                                        record on the last Business Day immediately preceding the
                                                        calendar month in which such Distribution Date occurs (each, a "RECORD DATE").

                                               A  "BUSINESS DAY" will be any day other than a Saturday, a Sunday or a day on which banking institutions in Chicago, Illinois or Wilmington,
                                                        Delaware are authorized or obligated by law, executive order or government decree to be closed.

                                               To  the extent not previously paid prior to such dates, the outstanding principal amount of (i) the Class A-1 Notes will be
                                                        payable on the Distribution Date occurring in September
                                                        2002 (the "CLASS A-1 FINAL DISTRIBUTION DATE") and (ii) the
                                                        Class A-2 Notes will be payable on the Distribution Date
                                                        occurring in April 2004 (the "CLASS A-2 FINAL DISTRIBUTION DATE" and,
                                                        together with the Class A-1 Final Distribution Date, the "NOTE FINAL
                                                        DISTRIBUTION DATES"). To the extent not previously paid in full prior to such date, the unpaid principal balance of the Certificates will be payable on the Distribution Date occurring in May 2005
                                                        (the "CERTIFICATE FINAL DISTRIBUTION DATE" and, together with the Note
                                                        Final Distribution Dates, the "FINAL DISTRIBUTION DATES").

Terms of the Notes............................ The principal terms of the Notes will be as described below:

         A.  Interest Rates................... The Class A-1 Notes will bear interest at the rate of ____% per annum (the "CLASS A-1 RATE") and the Class A-2 Notes will bear interest at the rate of ______% per annum (the "CLASS A-2 RATE" and, together with the Class A-1 Rate, the "INTEREST RATES").

         B.  Interest......................... Interest on the outstanding principal amount of the Class A-1 Notes and Class A-2 Notes will accrue at the related Interest Rate from and including the fifteenth day of the month of the most recent Distribution Date based on a 360-day year consisting of 12 months of 30 days each (or from and including the
                                                        Closing Date with respect to the first Distribution Date) to but excluding the fifteenth day of the month of the current
                                                        Distribution Date (each, an "INTEREST PERIOD").  Interest on the Notes for any Distribution Date due but not paid on such
                                                        Distribution Date will be due on the next Distribution Date, together with, to the extent permitted by applicable law,
                                                        interest on such shortfall at the related Interest Rate.
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         C.  Principal........................ Principal of the Notes will be payable on each Distribution Date in an amount generally equal to the Note Principal
                                                        Distributable Amount (as hereinafter defined) for such
                                                        Distribution Date.  "NOTE PRINCIPAL DISTRIBUTABLE AMOUNT"
                                                        means, with respect to any Distribution Date, the sum of the
                                                        Note Monthly Principal Distributable Amount for such
                                                        Distribution Date and any outstanding Note Principal
                                                        Carryover Shortfall for the immediately preceding
                                                        Distribution Date; PROVIDED, HOWEVER, that the Note Principal
                                                        Distributable Amount for a Class of Notes shall not exceed the outstanding principal amount of such Class of  Notes.
                                                        On each Distribution Date, the Note Principal Distributable
                                                        Amount will be applied in the following priority: first to reduce the principal amount of the Class A-1 Notes to zero, and thereafter, to reduce the principal amount of the Class
                                                        A-2 Notes to zero.  Notwithstanding the foregoing, if the
                                                        principal amount of either the Class A-1 Notes or Class A-2
                                                        Notes has not been paid in full prior to its related Note
                                                        Final Distribution Date, the Note Principal Distributable
                                                        Amount for such Note Final Distribution Date will be the
                                                        unpaid principal amount of such Class of Notes as of such
                                                        Note Final Distribution Date.

         D.  Optional
               Redemption..................... In the event of an Optional Purchase, the Class A-2 Notes will be redeemed in whole, but not in part, at a redemption price
                                                        equal to the unpaid principal amount of the Class A-2 Notes plus accrued interest thereon at the related Interest Rate.
         E.  Mandatory
              Redemption...................... Under certain conditions, the Notes may be accelerated upon the occurrence of an Event of Default under the Indenture.
         F.  Mandatory Special
              Redemption...................... The holders of Class A-1 Notes ("CLASS A-1 NOTEHOLDERS") and Class
                                                        A-2 Notes ("CLASS A-2 NOTEHOLDERS") will be prepaid in part, without premium, on the Distribution Date on or immediately following the last day of the Funding Period in the event
                                                        that any amount remains on deposit in the Pre-Funding Account after giving effect to the purchase of all Subsequent
                                                        Contracts, including any such purchase on such date (a
                                                        "MANDATORY SPECIAL REDEMPTION").  The aggregate principal
                                                        amount of Class A-1 Notes and  Class A-2 Notes to be prepaid will be an amount equal to the amount then on deposit in the
                                                        Pre-Funding Account allocated pro rata; PROVIDED, HOWEVER, in the event the Mandatory Special Redemption Amount is less than $150,000 such amount shall be allocated solely to the
                                                        Class A-1 Noteholders, pro rata.
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Terms of the Certificates..................... The principal terms of the Certificates will be as described below:

         A.  Interest......................... On each Distribution Date, the Owner Trustee or any paying agent or paying agents as the Owner  Trustee may designate from
                                                        time to time (each, a "PAYING AGENT", which initially will be the Indenture Trustee) will distribute pro rata to
                                                        Certificateholders of record as of the related Record Date accrued interest at the rate of _____% per annum (the "PASS-
                                                        THROUGH RATE") on the Certificate Balance (as defined herein)
                                                        as of the immediately preceding Distribution Date (after
                                                        giving effect to distributions of principal to be made on
                                                        such immediately preceding Distribution Date) or, in the case of the first Distribution Date, the Initial Certificate
                                                        Balance.  Interest in respect of a Distribution Date will
                                                        accrue from and including the Closing Date (in the case of the first Distribution Date) or from and including the
                                                        fifteenth day of the month of the most recent Distribution
                                                        Date to but excluding the fifteenth day of the month of the current Distribution Date based on a 360-day year consisting of 12 months of 30 days each.  Interest on the Certificates for any Distribution Date due but not paid on such
                                                        Distribution Date will be due on the next Distribution Date, together with, to the extent permitted by applicable law,
                                                        interest on such shortfall at the Pass-Through Rate.

                                               The "CERTIFICATE BALANCE" will equal $7,800,000 (the "INITIAL CERTIFICATE
                                                        BALANCE") on the Closing Date and on any date thereafter will equal the Initial Certificate Balance reduced by all
                                                        distributions of principal previously made in respect of the
                                                        Certificates. Distributions on the Certificates will be
                                                        subordinated to payments of interest and principal on the Notes to the extent described herein.

         B.  Principal........................ No  principal will be paid on the Certificates until the
                                                        Distribution Date on which the principal amounts of the Class
                                                        A-1 Notes and Class A-2 Notes have been reduced to zero.  On such Distribution Date and each Distribution Date thereafter, principal of the Certificates will be payable in an amount equal to the Certificate Principal Distributable Amount (as defined herein) for such Distribution Date.

         C.  Optional Prepayment.............. In the event of an Optional Purchase, the Certificates will be repaid in whole, but not in part, at a repayment price equal to the Certificate Balance plus accrued interest thereon at the Pass-Through Rate.

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Security for the Securities................... The principal security for the Securities will be as described below:

         A.  The Contracts.................... The Contracts will be fixed-rate, simple-interest conditional sales contracts for Motorcycles, including any and all rights to receive payments collected thereunder on or after the related
                                                        Cutoff Date and security interests in the Motorcycles
                                                        financed thereby.

                                               On  the Closing Date, the Trust Depositor will sell, transfer and assign to the Trust pursuant to the Sale and Servicing Agreement dated as of July 1, 1998 (the "AGREEMENT") among the Trust Depositor, the
                                                        Trust, the Indenture Trustee and Eaglemark (as servicer), and the
                                                        Trust will pledge to the Indenture Trustee, pursuant to the
                                                        Indenture, Initial Contracts with an aggregate principal
                                                        balance of $105,161,800.50 as of July 15, 1998, (the
                                                        "INITIAL CUTOFF DATE"). Following the Closing Date, pursuant to the
                                                        Agreement, the Trust Depositor will be obligated, subject only to the availability thereof, to sell, and the Trust will be obligated to purchase and pledge subject to the satisfaction of certain conditions set forth therein, Subsequent Contracts from time to time during the Funding Period (as defined below) having an aggregate principal balance equal to $24,838,199.50, such
                                                        amount being equal to the amount on deposit in the Pre-Funding Account established under the Indenture on the Closing Date. With respect to each transfer of Subsequent Contracts to the Trust and the simultaneous pledge of Subsequent Contracts to the Indenture Trustee, the Trust Depositor will designate as a cutoff date (each a "SUBSEQUENT
                                                        CUTOFF DATE") the date as of which such Subsequent Contracts are deemed sold to the Trust and pledged to the Indenture Trustee. Each date on which Subsequent Contracts are conveyed and pledged is referred to herein as a "SUBSEQUENT TRANSFER DATE."

                                               The Initial Contracts and the Subsequent Contracts will be selected from retail Motorcycle installment sales contracts in the Trust
                                                        Depositor's portfolio based on the criteria specified in the
                                                        Transfer and Sale Agreement. The Contracts arise and will arise from loans to Obligors located in the 50 states of the United States, the District of Columbia and the U.S. Territories. As of the
                                                        Initial Cutoff Date, the annual percentage rate of interest on the
                                                        Initial Contracts ranges from 8.5% to 22.99% with a weighted average of approximately 13.30%. The Initial Contracts had a weighted average term to scheduled maturity, as of origination, of approximately 67.77 months, and a weighted average term to scheduled maturity, as of the
                                                        Initial Cutoff Date, of approximately 65.62 months. The final scheduled
                                                        Distribution Date on the Initial Contract with the latest
                                                        maturity is no later than August 2004. No Contract (including any
                                                        Subsequent Contract) will have a scheduled maturity later than
                                                        November 2004. The Contracts generally are or will be prepayable at any time without penalty to the Obligor. Following the transfer of Subsequent Contracts to the Trust, the aggregate characteristics of the entire pool of Contracts may vary from those of the Initial Contracts as to the criteria identified and described in "THE CONTRACTS" herein.

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         B.  The Reserve Fund................. The Securityholders will be afforded certain limited protection, to the extent described herein, against losses in respect of the Contracts by the establishment of an account in the name of the Indenture Trustee for the benefit of the
                                                        Securityholders (the "RESERVE FUND").

                                               The Reserve Fund will be created with an initial deposit by the Trust
                                                        Depositor of $525,809.00 (the "RESERVE FUND INITIAL DEPOSIT") on the
                                                        Closing Date. The funds in the Reserve Fund will thereafter be supplemented on each Distribution Date by the deposit of certain
                                                        Excess Amounts and Subsequent Reserve Fund Amounts (as defined herein) (such Excess Amounts and Subsequent Reserve Fund Amounts, together with the Reserve Fund Initial Deposit and the Certificate Reserve
                                                        Amount (as defined herein), the "RESERVE FUND DEPOSITS"), until the amount in the Reserve Fund reaches the Specified Reserve Fund
                                                        Balance (as defined herein). "EXCESS AMOUNTS" in respect of a Distribution
                                                        Date will equal the funds on deposit in the Collection Account in respect of such Distribution Date, after giving effect to all distributions required to be made on such Distribution Date from
                                                        Available Monies (as defined herein). The "SUBSEQUENT RESERVE FUND
                                                        AMOUNT" will equal the amount on each Subsequent Transfer Date equal to .50% of the aggregate balance of the Subsequent Contracts conveyed to the Trust. On each Distribution Date, funds will be withdrawn from the Reserve Fund, up to the Available Amount (as hereinafter defined), for distribution to Securityholders to cover any shortfalls in interest and principal required to be paid on the Securities.

                                               The "SPECIFIED RESERVE FUND BALANCE" will equal the  sum of (i) 2.50% of the
                                                        Principal Balance of the Contracts in the Trust as of the first day of the immediately preceding Due Period and (ii) $585,000; PROVIDED,
                                                        HOWEVER, that if certain trigger events occur (as more specifically described in the Prospectus Supplement),the Specified Reserve
                                                        Fund Balance will be equal to the sum of (i) 6.00% of the Principal
                                                        Balance of the Contracts in the Trust as of the first day of the immediately preceding Due Period and (ii) $585,000; PROVIDED, FURTHER, that in no event shall the Specified Reserve Fund Balance be less than the sum of (i) 1.00% of the aggregate of the Initial Class A-1 Note Balance,
                                                        Initial Class A-2 Note Balance and Initial Certificate Balance and (ii)
                                                        $585,000.

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                                               In  addition to the Reserve Fund Initial Deposit, the Trust Depositor will deposit $473,228.10, (the "INITIAL CERTIFICATE RESERVE AMOUNT"), into the
                                                        Reserve Fund on the Closing Date. On each Subsequent Transfer Date, the
                                                        Trust Depositor will deposit into the Reserve Fund an amount equal to .45%
                                                        of the aggregate balance of the Subsequent Contracts conveyed to the Trust on such date (the "SUBSEQUENT CERTIFICATE RESERVE AMOUNT", and together with the Initial Certificate Reserve Amount, the "CERTIFICATE RESERVE
                                                        AMOUNT"). If funds in the Reserve Fund (other than the Certificate Reserve
                                                        Amount) are applied in accordance with the last sentence of the second preceding paragraph and are insufficient to distribute the interest or principal due on the Certificates, funds available from the Certificate
                                                        Reserve Amount will be withdrawn from the Reserve Fund and applied solely to cover any shortfalls of interest on the Certificates on each Distribution
                                                        Date and of interest and principal on the Certificates on the Certificate
                                                        Final Distribution Date. The Certificate Reserve Amount will not be available to pay interest or principal on the Notes. The "AVAILABLE AMOUNT"
                                                        will equal the amount of all funds on deposit in the Reserve Fund less the undistributed balance of the Certificate Reserve Amount, if any.

                                               On  each Distribution Date, after giving effect to all distributions made on such Distribution Date, any amounts in the Reserve Fund that are in excess of the Specified Reserve Fund Balance will be allocated and distributed to the Trust Depositor.

         C.  Pre-Funding
         Account.............................  During the period (the "FUNDING PERIOD") from and including the Closing
                                                        Date until the earliest of (a) the Distribution Date on which the amount on deposit in the Pre-Funding Account is less than $150,000, (b) the date on which an Event of Termination occurs with respect to the Servicer under the Agreement, (c) the date on which certain events of insolvency occur with respect to the Trust Depositor or (d) the close of business on the date which is 90 days from and including the Closing Date, the Pre-Funding
                                                        Account will be maintained as an account in the name of the Indenture
                                                        Trustee on behalf of the Noteholders to secure the Trust Depositor's obligations under the Agreement, as applicable, to purchase and transfer
                                                        Subsequent Contracts to the Trust and the Trust's obligations under the
                                                        Indenture to pledge Subsequent Contracts to the Indenture Trustee. The
                                                        Pre-Funded Amount will initially equal $24,838,199.50 and, during the
                                                        Funding Period, will be reduced by the amount thereof that the Trust uses to purchase Subsequent Contracts from the Trust Depositor and contemporaneously therewith from the Seller by the Trust Depositor. The
                                                        Trust Depositor expects that the Pre-Funded Amount will be reduced to less than $150,000 by the Distribution Date occurring in October 1998. Any
                                                        Pre-Funded Amount remaining at the end of the Funding Period will be payable to the Noteholders as described above in "TERMS OF THE
                                                        NOTES--MANDATORY SPECIAL REDEMPTION."
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         D.  Interest Reserve
              Account......................... The Trust Depositor will establish, and fund with an initial deposit on the Closing Date, a separate collateral account in the name of the
                                                        Indenture Trustee on behalf of the Securityholders under the Agreement (the
                                                        "INTEREST RESERVE ACCOUNT"), for the purpose of providing additional funds for payment of Carrying Charges (as described below) to pay certain distributions on Distribution Dates occurring during (and on the first
                                                        Distribution Date following the end of) the Funding Period. In addition to the initial deposit, all investment earnings with respect to the
                                                        Pre-Funding Account are to be deposited into the Interest Reserve Account and, pursuant to the Agreement, on each Distribution Date described above, amounts in respect of Carrying Charges from such account will be transferred into the Collection Account. "CARRYING CHARGES" means (i) the product of (x) the weighted average of the Class A-1 Rate, the Class A-2
                                                        Rate and the Pass-Through Rate and (y) the undisbursed funds (excluding investment earnings) in the Pre-Funding Account (as of the last day of the related Due Period, as defined herein) over (ii) the amount of any investment earnings on funds in the Pre-Funding Account which was transferred to the Interest Reserve Account, as well as interest earnings on amounts in the Interest Reserve Account.

                                               The Interest Reserve Account will be established to account for the fact that a portion of the proceeds obtained from the sale of the Notes will be initially deposited in the Pre-Funding Account (as the initial
                                                        Pre-Funded Amount) rather than invested in Contracts, and the monthly investment earnings on such Pre-Funded Amount (until the Pre-Funded Amount is used to purchase Subsequent Contracts) are expected to be less than the weighted average of the Class A-1 Rate, the Class A-2 Rate and the
                                                        Pass-Through Rate with respect to the corresponding portion of the Class
                                                        A-1 Principal Balance, Class A-2 Principal Balance and the Certificate
                                                        Balance, as well as the amount necessary to pay the Trustees' Fees. The
                                                        Interest Reserve Account is not designed to provide any protection against losses on the Contracts in the Trust. After the Funding Period, money remaining in the Interest Reserve Account will be released to the Trust
                                                        Depositor.

Optional Purchase............................. The Seller, through the Trust Depositor may, but will not be obligated to, purchase all of the Contracts in the Trust, and thereby cause early retirement of all outstanding Securities, on any Distribution Date as of which the Pool Balance has
                                                        declined to less than 10% of the Initial Pool Balance (an
                                                        "OPTIONAL PURCHASE").

Ratings....................................... It is a condition of issuance that the Class A-1 Notes and Class
                                                        A-2 Notes be rated AAA by Standard & Poor's Ratings Services,
                                                        A Division of The McGraw-Hill Companies  ("S&P") and Aaa by
                                                        Moody's Investors Service, Inc. ("MOODY'S" and, together with
                                                        S&P, the "RATING AGENCIES") and the Certificates each be
                                                        rated at least BBB by S&P and Baa2 by Moody's.


                                  10

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materials. If you did not receive such a disclaimer please contact your Salomon
             Smith Barney Financial Advisor immediately.



Advances...................................... The Servicer is obligated to advance each month an amount equal to accrued and unpaid interest on the Contracts which was
                                                        delinquent with respect to the related Due Period (as defined herein) (each an "ADVANCE"), but only to the extent that the
                                                        Servicer believes that the amount of such Advance will be
                                                        recoverable from collections on the Contracts.  The Servicer will be entitled to reimbursement of outstanding Advances on any Distribution Date by means of a first priority withdrawal of Available Monies (as hereinafter defined) then held in the
                                                        Collection Account.
Mandatory Repurchase by the
Trust Depositor............................... Under the Agreement, the Trust Depositor has agreed, in the event of a breach of certain representations and warranties made by the Trust Depositor and contained therein which materially and adversely affects the Trust's interest in any Contract and which has not been cured, to repurchase such Contract
                                                        within two business days prior to the first Determination
                                                        Date after the Trust Depositor becomes aware of such breach.
                                                        "Determination Date" means the fourth business day following the conclusion of a Due Period. The Seller is obligated under the Transfer and Sale Agreement (which right against the
                                                        Seller the Trust Depositor has assigned in such circumstances to the Trust) to repurchase the Contracts from the Trust
                                                        Depositor contemporaneously with the Trust Depositor's
                                                        purchase of the Contracts from the Trust.


                                  11

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             Smith Barney Financial Advisor immediately.



Security Interests and Other
Aspects of the Contracts...................... In connection with the establishment of the Trust as well as the assignment, conveyance and transfer of Contracts (including
                                                        Subsequent Contracts) to the Trust and pledge to the
                                                        Indenture Trustee, security interests in the Motorcycles
                                                        securing the Contracts have been (or will be) (i) conveyed and assigned by  the Seller to the Trust Depositor pursuant to the Transfer and Sale Agreement (and, in the case of
                                                        Subsequent Contracts, the related Subsequent Purchase
                                                        Agreement as defined therein and executed thereunder), (ii)
                                                        conveyed and assigned by the Trust Depositor to the Trust
                                                        pursuant to the Agreement (and, in the case of Subsequent
                                                        Contracts, the related Subsequent Transfer Agreement as
                                                        defined herein and executed thereunder) and (iii)  pledged by the Trust to the Indenture Trustee pursuant to the
                                                        Indenture.  The Agreement will designate the Servicer as
                                                        custodian to maintain possession, as the Indenture Trustee's agent, of the Contracts and any other documents relating to the Motorcycles.  Uniform Commercial Code financing
                                                        statements will be filed in both Nevada and Illinois,
                                                        reflecting the conveyance and assignment of the Contracts to the Trust Depositor from the Seller, from the Trust Depositor to the Trust and the pledge from the Trust to the Indenture
                                                        Trustee, and the Seller's  and the Trust Depositor's
                                                        accounting records and computer systems will also reflect
                                                        such conveyance and assignment and pledge.  To facilitate
                                                        servicing and save administrative costs, such documents will not be segregated from other similar documents that are in the Servicer's possession.  However, the Contracts will be stamped to reflect their conveyance and assignment and
                                                        pledge.  If, however, through fraud, negligence or otherwise, a subsequent purchaser were able to take physical possession of the Contracts without notice of such conveyance and
                                                        assignment and pledge, the Trust's and Indenture Trustee's interest in the Contracts could be defeated.

                                               In  addition, due to administrative burden and expense, the certificates of title to the Motorcycles will not be amended or reissued to reflect the conveyance and assignment of the Seller's security interest in the
                                                        Motorcycles related to the Contracts to the Trust Depositor and the
                                                        Trust or the pledge to the Indenture Trustee. In the absence of amendments to the certificates of title, the Trust and Indenture Trustee will not have a perfected security interest in the Motorcycles in some states.
                                                        Further, federal and state consumer protection laws impose requirements upon creditors in connection with extensions of credit and collections on conditional sales contracts, and certain of these laws make an assignee of such a contract liable to the obligor thereon for any violation of such laws by the lender. The Trust Depositor has agreed to repurchase any
                                                         Contract as to which it has failed to perfect a security interest in the
                                                        Motorcycle securing such Contract, or as to which a breach of federal or state laws exists if such breach materially and adversely affects the
                                                        Trust's interest in such Contract and if such failure or breach has not been cured within 90 days. The Seller has entered into a corresponding obligation to repurchase such Contracts from the Trust Depositor under the Transfer and Sale Agreement and Subsequent Purchase Agreements.


                                  12

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materials. If you did not receive such a disclaimer please contact your Salomon
             Smith Barney Financial Advisor immediately.



Monthly Servicing Fee......................... The Servicer will be entitled to receive for each Due Period a monthly servicing fee (the "MONTHLY SERVICING FEE") equal to
                                                        1/12th of 1% of the Principal Balance of the Contracts as of
                                                        the beginning of such Due Period.  The Servicer will also be entitled to receive any extension fees or late payment
                                                        penalty fees paid by Obligors (collectively with the Monthly
                                                        Servicing Fee, the "SERVICING FEE").  The Servicing Fee is
                                                        payable prior to any payments to the Noteholders or the
                                                        Certificateholders.

Tax Status.................................... In the opinion of Winston & Strawn, federal tax counsel to the
                                                        Trust Depositor, for federal income tax purposes, the Notes will be characterized as debt, and the Trust will not be
                                                        characterized as an association (or a publicly traded
                                                        partnership) taxable as a corporation.  Each Noteholder, by the acceptance of a Note, will agree to treat the Notes as indebtedness, and each Certificateholder, by the acceptance of a Certificate, will agree to treat the Trust as a
                                                        partnership in which the Certificateholders are partners for federal income tax purposes.

ERISA Considerations.......................... Subject to the considerations discussed under "ERISA
                                                        CONSIDERATIONS" in the Prospectus Supplement, the Notes will
                                                        be eligible for purchase by employee benefit plans.   Any
                                                        benefit plan fiduciary considering purchase of the Notes
                                                        should, however, consult with its counsel regarding the
                                                        consequences of such purchase under ERISA and the Code.

                                                        The Certificates are not eligible for purchase by (i)
                                                        employee benefit plans subject to ERISA, or (ii) individual retirement accounts and other retirement plans subject to
                                                        Section 4975 of the Code.



                          THE CONTRACTS

         Each Contract is (or will be, in the case of Subsequent Contracts) secured by a Motorcycle and is (or will be) a conditional sales contract originated by a Harley-Davidson dealer and purchased by the Trust Depositor. No Contract may be substituted by the Seller or the Trust Depositor with another Motorcycle contract after such Contract has been sold by the Trust Depositor to the Trust.

         Each Contract (a) is (or will be) secured by a Motorcycle, (b) has (or will have) a fixed annual percentage rate and provide for, if timely made, payments of principal and interest which fully amortize the loan on a simple interest basis over its term, (c) with respect to the Initial Contracts, has its last scheduled payment due no later than August 2004, and with respect to the Contracts as a whole (including any Subsequent Contracts conveyed to the Trust after the Closing Date), will have a last scheduled payment due no later than November 2004, and (d) with respect to the Initial Contracts, has its first scheduled payment due no later than September 1998. The Contracts were (or will be) acquired by the Trust Depositor in the ordinary course of the Trust Depositor's business. (For general composition of the Initial Contracts see Table 1 below). Approximately 64.42% of the Principal Balance of the Initial Contracts as of the Initial Cutoff Date is attributable to loans to purchase Motorcycles which were new and approximately 35.58% is attributable to loans to purchase Motorcycles which were used at the time the related Contract was originated. All Initial Contracts have a contractual rate of interest of at least 8.50% per annum and not more than 22.99% per annum and the weighted average contractual rate of interest of the Initial Contracts as of the Initial Cutoff Date is approximately 13.30% per annum (see Table 2 below). Eaglemark applies a tiered system of interest rates to reflect varying degrees of risk assigned to different credit underwriting categories. The Initial Contracts have remaining maturities as of the Initial Cutoff Date of at least 6 months but not more than, 72 months and original maturities of at least 12 months but not more than 72 months. The


                                  13

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materials. If you did not receive such a disclaimer please contact your Salomon
             Smith Barney Financial Advisor immediately.

Initial Contracts had a weighted average term to scheduled maturity, as of origination, of approximately 67.77 months, and a weighted average term to scheduled maturity as of the Initial Cutoff Date of approximately 65.62 months (see Tables 3 and 4 below). The average principal balance per Initial Contract as of the Initial Cutoff Date was approximately $11,557.51 and the principal balances on the Initial Contracts as of the Initial Cutoff Date ranged from $808.74 to $35,316.38 (see Table 5 below). The Contracts arise (or will arise) from loans to Obligors located in 50 states, the District of Columbia and the U.S. Territories and with respect to the Initial Contracts, constitute the following approximate amounts expressed as a percentage of the aggregate principal balances on the Initial Contracts as of the Initial Cutoff Date: 10.61% in California, 9.29% in Texas, 6.22% in Florida and 5.88% in Pennsylvania, (see Table 6 below). No other state represented more than 4.76% of the Initial Contracts.

         Except for certain criteria specified in the preceding paragraph, there will be no required characteristics of the Subsequent Contracts. Therefore, following the transfer of the Subsequent Contracts to the Trust, the aggregate characteristics of the entire pool of the Contracts, including the composition of the Contracts, the distribution by weighted average annual percentage rate of the Contracts, the distribution by calculated remaining term of the Contracts, the distribution by original term to maturity of the Contracts, the distribution by current balance of the Contracts, and the geographic distribution of the Contracts, described in the following tables, may vary from those of the Initial Contracts as of the Initial Cutoff Date.

                                    TABLE 1


                      COMPOSITION OF THE INITIAL CONTRACTS
                         (AS OF THE INITIAL CUTOFF DATE)



Aggregate Principal Balance............................   $105,161,800.50
Number of Contracts....................................             9,099
Average Principal Balance..............................        $11,557.51
Weighted Average Annual Percentage
     Rate ("APR")......................................            13.30%
     (Range)...........................................      8.50%-22.99%
Weighted Average Original Term (in months).............             67.77
     (Range)...........................................          12 to 72
Weighted Average Calculated Remaining Term (in months).             65.62
     (Range)...........................................           6 to 72

                                  14

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materials. If you did not receive such a disclaimer please contact your Salomon
             Smith Barney Financial Advisor immediately.

                                     TABLE 2

                  DISTRIBUTION BY APR OF THE INITIAL CONTRACTS
                         (AS OF THE INITIAL CUTOFF DATE)

                                                         PERCENT OF
                                  NUMBER OF              NUMBER OF                TOTAL OUTSTANDING              PERCENT OF POOL
       RATE                       CONTRACTS             CONTRACTS(1)              PRINCIPAL BALANCE                BALANCE(1)
       ----                     ------------          ---------------         ----------------------          --------------------
 8.500- 9.000%                       161                   1.77%                   $ 2,302,071.23                     2.19%
 9.001-10.000                        541                   5.95                      7,474,054.87                     7.11
10.001-11.000                        820                   9.01                     10,639,308.38                    10.12
11.001-12.000                      1,123                  12.34                     14,023,483.28                    13.34
12.001-13.000                      2,194                  24.11                     25,945,828.42                    24.67
13.001-14.000                      1,708                  18.77                     19,004,125.74                    18.07
14.001-15.000                      1,059                  11.64                     11,037,177.34                    10.50
15.001-16.000                        560                   6.15                      4,992,763.69                     4.75
16.001-17.000                        142                   1.56                      1,310,060.68                     1.25
17.001-18.000                        268                   2.95                      2,865,895.60                     2.73
18.001-19.000                         65                   0.71                        778,831.85                     0.74
19.001-20.000                        251                   2.76                      2,651,617.76                     2.52
20.001-21.000                         73                   0.80                        779,508.40                     0.74
21.001-22.000                        132                   1.45                      1,341,140.43                     1.28
22.001-22.990                          2                   0.02                         15,932.83                     0.02
                                     ---                   ----                         ---------                     ----

Totals:                            9,099                 100.00%                  $105,161,800.50                   100.00 %


(1)      Percentages may not add to 100.00% because of rounding.


                                     TABLE 3

                    DISTRIBUTION BY CALCULATED REMAINING TERM
                            OF THE INITIAL CONTRACTS
                         (AS OF THE INITIAL CUTOFF DATE)



                                                PERCENT OF
      CALCULATED REMAINING      NUMBER OF        NUMBER OF       TOTAL OUTSTANDING        PERCENT OF
         TERM (MONTHS)          CONTRACTS      CONTRACTS (1)     PRINCIPAL BALANCE     POOL BALANCE (1)
         -------------          ---------      -------------     ----------------      ----------------
             0 - 12                    97             1.07%         $  228,024.85             0.22%
            13 - 24                   588             6.46           2,481,461.90             2.36
            25 - 36                   399             4.39           2,671,571.56             2.54
            37 - 48                   455             5.00           3,932,885.21             3.74
            49 - 60                 1,931            21.22          20,353,638.61            19.35
            61 - 72                 5,629            61.86          75,494,218.37            71.79
                                    -----            -----          -------------            -----

TOTALS:                             9,099           100.00%       $105,161,800.50           100.00%


(1)      Percentages may not add to 100.00% because of rounding.

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             Smith Barney Financial Advisor immediately.

                                     TABLE 4
                    DISTRIBUTION BY ORIGINAL TERM TO MATURITY
                            OF THE INITIAL CONTRACTS
                         (AS OF THE INITIAL CUTOFF DATE)



                                              PERCENT OF                TOTAL
                                              NUMBER OF              OUTSTANDING          PERCENT OF
          ORIGINAL             NUMBER OF      CONTRACTS               PRINCIPAL          POOL BALANCE
       TERM (MONTHS)           CONTRACTS         (1)                   BALANCE                (1)
     -----------------      -------------   -------------   ---------------------   -------------------
           0 - 12                      5         0.05%         $     23,361.04              0.02%
          13 - 24                    105         1.15               622,623.06              0.59
          25 - 36                    243         2.67             1,648,861.89              1.57
          37 - 48                    408         4.48             3,359,470.68              3.19
          49 - 60                  2,472        27.17            22,283,640.18             21.19
          61 - 72                  5,866        64.47            77,223,843.65             73.43
                                   -----        -----            -------------             -----

TOTALS:                            9,099       100.00%         $105,161,800.50            100.00%


(1)      Percentages may not add to 100.00% because of rounding.


                                    16

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materials. If you did not receive such a disclaimer please contact your Salomon
             Smith Barney Financial Advisor immediately.

                                    TABLE 5
            DISTRIBUTION BY CURRENT BALANCE OF THE INITIAL CONTRACTS
                         (AS OF THE INITIAL CUTOFF DATE)


                                                                 PERCENT OF
                                             NUMBER OF            NUMBER OF                TOTAL OUTSTANDING        PERCENT OF
    CURRENT BALANCE                          CONTRACTS            CONTRACTS (1)            PRINCIPAL BALANCE       POOL BALANCE (1)
    ---------------                          ---------            -------------            -----------------       ----------------
    $ 0.01 -   1,000.00                           5                  0.05%                   $     4,336.96              0.00%
$ 1,000.01 -   2,000.00                          81                  0.89                        130,835.45              0.12
$ 2,000.01 -   3,000.00                         194                  2.13                        484,895.49              0.46
$ 3,000.01 -   4,000.00                         302                  3.32                      1,064,066.07              1.01
$ 4,000.01 -   5,000.00                         383                  4.21                      1,744,081.28              1.66
$ 5,000.01 -   6,000.00                         405                  4.45                      2,249,792.06              2.14
$ 6,000.01 -   7,000.00                         517                  5.68                      3,387,631.84              3.22
$ 7,000.01 -   8,000.00                         593                  6.52                      4,467,803.80              4.25
$ 8,000.01 -   9,000.00                         667                  7.33                      5,678,430.26              5.40
$ 9,000.01 -  10,000.00                         624                  6.86                      5,942,148.21              5.65
$ 10,000.01 - 11,000.00                         559                  6.14                      5,869,059.65              5.58
$ 11,000.01 - 12,000.00                         449                  4.93                      5,180,540.46              4.93
$ 12,000.01 - 13,000.00                         521                  5.73                      6,529,073.27              6.21
$ 13,000.01 - 14,000.00                         519                  5.70                      7,014,199.22              6.67
$ 14,000.01 - 15,000.00                         636                  6.99                      9,250,556.23              8.80
$ 15,000.01 - 16,000.00                         722                  7.93                     11,198,216.08             10.65
$ 16,000.01 - 17,000.00                         603                  6.63                      9,948,252.02              9.46
$ 17,000.01 - 18,000.00                         480                  5.28                      8,386,340.55              7.97
$ 18,000.01 - 19,000.00                         368                  4.04                      6,800,824.90              6.47
$ 19,000.01 - 20,000.00                         198                  2.18                      3,859,104.27              3.67
$ 20,000.01 - 21,000.00                         112                  1.23                      2,290,397.87              2.18
$ 21,000.01 - 22,000.00                          64                  0.70                      1,370,057.56              1.30
$ 22,000.01 - 23,000.00                          47                  0.52                      1,053,583.94              1.00
$ 23,000.01 - 24,000.00                          20                  0.22                        470,948.36              0.45
$ 24,000.01 - 25,000.00                          11                  0.12                        267,919.87              0.25
$ 25,000.01 - 26,000.00                           9                  0.10                        229,878.64              0.22
$ 26,000.01 - 27,000.00                           4                  0.04                        106,194.58              0.10
$ 27,000.01 - 28,000.00                           2                  0.02                         54,471.24              0.05
$ 28,000.01 - 29,000.00                           1                  0.01                         28,073.32              0.03
$ 30,000.01 - 31,000.00                           1                  0.01                         30,971.70              0.03
$ 33,000.01 - 34,000.00                           1                  0.01                         33,798.97              0.03
$ 35,000.01 - 36,000.00                           1                  0.01                         35,316.38              0.03
                                                ---                  ----                         ---------              ----

TOTALS:                                        9,099               100.00%                  $105,161,800.50            100.00%


(1)      Percentages may not add to 100.00% because of rounding.


                                              17

   This page must be accompanied by the disclaimer on the cover page of these materials. If you did not receive such a disclaimer please contact your Salomon
             Smith Barney Financial Advisor immediately.

                                    TABLE 6
                GEOGRAPHIC DISTRIBUTION OF THE INITIAL CONTRACTS
                         (AS OF THE INITIAL CUTOFF DATE)


                                                 PERCENT OF
                          NUMBER OF               NUMBER OF                TOTAL OUTSTANDING                PERCENT OF POOL
      STATE               CONTRACTS             CONTRACTS (1)              PRINCIPAL BALANCE                  BALANCE (1)
      -----               ---------             -------------              -----------------                  -----------
     ALABAMA                  105                     1.15 %               $   1,309,957.51                        1.25%
      ALASKA                   28                     0.31                       364,868.54                        0.35
     ARIZONA                  198                     2.18                     2,376,001.38                        2.26
     ARKANSAS                  35                     0.38                       411,594.70                        0.39
    CALIFORNIA              1,001                    11.00                    11,158,328.38                       10.61
     COLORADO                 138                     1.52                     1,763,504.76                        1.68
   CONNECTICUT                201                     2.21                     2,216,881.24                        2.11
     DELAWARE                  39                     0.43                       428,661.39                        0.41
DISTRICT OF COLUMBIA            5                     0.05                        49,332.71                        0.05
      FLORIDA                 535                     5.88                     6,543,882.51                        6.22
      GEORGIA                 176                     1.93                     2,206,137.14                        2.10
       HAWAII                  49                     0.54                       473,461.64                        0.45
       IDAHO                   16                     0.18                       152,597.96                        0.15
      ILLINOIS                365                     4.01                     4,182,966.25                        3.98
      INDIANA                 168                     1.85                     1,940,042.68                        1.84
        IOWA                   80                     0.88                       937,922.96                        0.89
       KANSAS                  49                     0.54                       588,488.54                        0.56
      KENTUCKY                 91                     1.00                       958,782.22                        0.91
      LOUISANA                 93                     1.02                     1,139,386.90                        1.08
       MAINE                   45                     0.49                       523,692.16                        0.50
      MARYLAND                220                     2.42                     2,568,145.70                        2.44
   MASSACHUSETTS              225                     2.47                     2,385,433.00                        2.27
      MICHIGAN                155                     1.70                     1,918,981.04                        1.82
     MINNESOTA                 82                     0.90                       986,302.60                        0.94
    MISSISSIPPI                18                     0.20                       202,436.57                        0.19
      MISSOURI                 75                     0.82                       779,892.73                        0.74
      MONTANA                  21                     0.23                       246,272.04                        0.23
      NEBRASKA                 31                     0.34                       410,606.95                        0.39
       NEVADA                 126                     1.38                     1,493,880.74                        1.42
   NEW HAMPSHIRE              123                     1.35                     1,350,612.22                        1.28
     NEW JERSEY               395                     4.34                     4,239,797.61                        4.03
     NEW MEXICO               115                     1.26                     1,453,174.62                        1.38


                                               18

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materials. If you did not receive such a disclaimer please contact your Salomon
             Smith Barney Financial Advisor immediately.

                                     TABLE 6
                GEOGRAPHIC DISTRIBUTION OF THE INITIAL CONTRACTS
                                   (CONTINUED)



                                                    PERCENT OF
                             NUMBER OF               NUMBER OF                TOTAL OUTSTANDING           PERCENT OF POOL
       STATE                 CONTRACTS             CONTRACTS (1)              PRINCIPAL BALANCE             BALANCE (1)
       -----                 ---------             -------------              -----------------             -----------
      NEW YORK                  388                    4.26%                     $ 3,978,170.63                   3.78%
   NORTH CAROLINA               367                    4.03                        4,261,089.56                   4.05
    NORTH DAKOTA                  8                    0.09                           98,662.95                   0.09
        OHIO                    410                    4.51                        4,290,450.05                   4.08
      OKLAHOMA                   65                    0.71                          798,089.44                   0.76
       OREGON                   158                    1.74                        1,907,348.14                   1.81
    PENNSYLVANIA                592                    6.51                        6,178,440.12                   5.88
    RHODE ISLAND                 29                    0.32                          297,541.38                   0.28
   SOUTH CAROLINA               124                    1.36                        1,592,878.19                   1.51
    SOUTH DAKOTA                 28                    0.31                          319,712.74                   0.30
     TENNESSEE                  233                    2.56                        2,896,622.60                   2.75
       TEXAS                    773                    8.50                        9,772,644.76                   9.29
        UTAH                     32                    0.35                          386,349.82                   0.37
      VERMONT                    12                    0.13                          120,818.10                   0.11
      VIRGINIA                  242                    2.66                        2,871,123.01                   2.73
     WASHINGTON                 394                    4.33                        5,004,144.05                   4.76
   WEST VIRGINIA                 16                    0.18                          202,137.00                   0.19
     WISCONSIN                  206                    2.26                        2,212,299.19                   2.10
      WYOMING                     8                    0.09                           90,597.63                   0.09
       OTHER                     11                    0.12                          120,653.75                   0.11
                               ----                    ----                          ----------                   ----

TOTALS:                        9,099                 100.00%                    $105,161,800.50                 100.00%

(1)      Percentages may not add to 100.00% because of rounding.


                                                         19

   This page must be accompanied by the disclaimer on the cover page of these materials. If you did not receive such a disclaimer please contact your Salomon
             Smith Barney Financial Advisor immediately.

DELINQUENCY, LOAN LOSS AND REPOSSESSION INFORMATION

         The following tables set forth the delinquency experience and loan loss and repossession experience of the Seller's portfolio of conditional sales contracts for Motorcycles. These figures include data in respect of contracts which the Seller has previously sold with respect to prior securitizations and for which the Seller acts as servicer.



                                  20

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materials. If you did not receive such a disclaimer please contact your Salomon
             Smith Barney Financial Advisor immediately.

                           DELINQUENCY EXPERIENCE(1)/
                             (DOLLARS IN THOUSANDS)
                                       AT
   -----------------------------------------------------------------------------


                                      DECEMBER 31,                DECEMBER 31,             DECEMBER 31,           JUNE 30,
                                         1995                        1996                     1997                 1998
                                         ----                        ----                     ----                 ----
NUMBER OF CONTRACTS AND
ASSOCIATED OUTSTANDING PRINCIPAL
DOLLAR BALANCES...................    20,590     $184,054.0     32,574     $303,682.4    45,258   $434,890.7   39,886   $382,086.0


PERIOD OF DELINQUENCY AND
ASSOCIATED OUTSTANDING PRINCIPAL
BALANCES(2)/......................
30-59 DAYS........................       477       $4,043.3        904       $8,002.9     1,264    $11,454.6      941   $  8,289.6
60-89 DAYS........................       157       $1,298.7        374       $3,170.7       559     $5,112.1      359   $  3,113.8
90 DAYS OR MORE...................       140       $1,120.2        213       $1,880.6       269     $2,196.5      175   $  1,471.3


TOTAL NUMBER OF DELINQUENT
CONTRACTS.........................       774                     1,491                    2,092                 1,475






DELINQUENT CONTRACTS AS A % OF
TOTAL NUMBER OF CONTRACTS.........     3.76%                     4.58%                    4.62%                 3.70%







                                            JUNE 30,
                                             1997


NUMBER OF CONTRACTS AND
ASSOCIATED OUTSTANDING PRINCIPAL
DOLLAR BALANCES...................  52,546       $511,856.8


PERIOD OF DELINQUENCY AND
ASSOCIATED OUTSTANDING PRINCIPAL
BALANCES(2)/......................
30-59 DAYS........................     999         $9,256.7
60-89 DAYS........................     254         $2,247.1
90 DAYS OR MORE...................      72           $661.2


TOTAL NUMBER OF DELINQUENT
CONTRACTS.........................   1,325



DELINQUENT CONTRACTS AS A % OF
TOTAL NUMBER OF CONTRACTS.........             2.52%





                                              21

   This page must be accompanied by the disclaimer on the cover page of these materials. If you did not receive such a disclaimer please contact your Salomon
             Smith Barney Financial Advisor immediately.


                                      DECEMBER 31,    DECEMBER 31,     DECEMBER 31,      JUNE 30,      JUNE 30,
                                         1995            1996             1997            1997          1998
                                         ----            ----             ----            ----          ----

AGGREGATE PRINCIPAL BALANCE OF
DELINQUENT CONTRACTS..............      $6,462.2       $13,054.2        $18,763.2         $12,874.7     $12,165.0



AGGREGATE PRINCIPAL BALANCE OF
DELINQUENT CONTRACTS AS A
PERCENTAGE OF THE AGGREGATE
OUTSTANDING PRINCIPAL BALANCE OF
CONTRACTS.........................          3.51%           4.30%            4.31%             3.37%         2.38%



(1) Excludes Contracts already in repossession, which Contracts the Servicer does not consider outstanding.

(2) The period of delinquency is based on the number of days payments are contractually past due (assuming 30-day months). Consequently, a Contract due on the first day of a month is not 30 days delinquent until the first day of the next month. Obligors do not receive initial statements until 60 days after the origination of their Contracts; therefore, the Obligors' associated nonpayment is not considered for delinquency experience until after the end of such 60-day period.


                                          22

   This page must be accompanied by the disclaimer on the cover page of these materials. If you did not receive such a disclaimer please contact your Salomon
             Smith Barney Financial Advisor immediately.

                        LOAN LOSS/REPOSSESSION EXPERIENCE
                             (DOLLARS IN THOUSANDS)



                                    TWELVE              TWELVE             TWELVE
                                    MONTHS              MONTHS             MONTHS              SIX              SIX
                                     ENDED               ENDED              ENDED         MONTHS ENDED      MONTHS END
                                   DECEMBER            DECEMBER           DECEMBER            JUNE              JUNE
                                      31,                 31,                31,               30,               30,
                                     1995                1996               1997              1997              1998
                                     ----                ----               ----              ----              ----
PRINCIPAL BALANCE
OF ALL CONTRACTS
SERVICED(1)/................       $184,548.7         $304,730.9         $436,771.0        $382,619.3       $513,828.0

CONTRACT
LIQUIDATIONS(2)/............             0.76%              0.74%              1.42%             1.41%            1.43%

NET LOSSES:
DOLLARS(3)/.................           $866.4           $1,639.5           $3,781.1          $1,614.7         $1,748.1

PERCENTAGE(4)/..............             0.47%              0.54%              0.87%             0.84%            0.68%


(1)      As of period end.  Includes Contracts already in repossession.
(2) As a percentage of the total number of Contracts being serviced as of period end, calculated on an annualized basis.
(3) The calculation of net loss includes actual charge-offs, deficiency balances remaining after liquidation of repossessed vehicles and expenses of repossession and liquidation, net of recoveries.
(4) As a percentage of the principal amount of Contracts being serviced as of period end, calculated on an annualized basis.



THE DATA PRESENTED IN THE FOREGOING TABLES ARE FOR ILLUSTRATIVE PURPOSES ONLY AND THERE IS NO ASSURANCE THAT THE DELINQUENCY, LOAN LOSS OR REPOSSESSION EXPERIENCE OF THE CONTRACTS WILL BE SIMILAR TO THAT SET FORTH ABOVe.


                                        23

   This page must be accompanied by the disclaimer on the cover page of these materials. If you did not receive such a disclaimer please contact your Salomon
             Smith Barney Financial Advisor immediately.